UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 9, 2015

SOUTHCOAST FINANCIAL CORPORATION

Incorporated under the	Commission File No. 000-25933	I.R.S. Employer
laws of South Carolina		Identification No.
57-1079460

530 Johnnie Dodds Boulevard
Mt. Pleasant, South Carolina 29464

Telephone: (843) 884-0504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           The Company has entered into an employment agreement with Robert M. Scott, a named executive officer.  The contract is for a term of one year, with automatic one year extensions at each annual anniversary date, unless the employee is terminated or either party gives written notice that the term will not be extended.  The agreement provides for minimum annual base salary of $225,000.  In addition to salary, the agreement provides for the officer to participate in any retirement or other employee benefit plans applicable to all employees or to executive officers, and to receive life, health and disability insurance benefits, as well as salary continuation upon disability and other unspecified benefits provided under plans applicable to senior management officers and appropriate to their positions.  The agreement also provides that, if there has been a change of control of our Company or our Bank and his position has been materially diminished or he is required to relocate out of South Carolina without his prior consent, he may terminate the agreement and receive a lump sum payment equal to three times his annual salary and benefits.  Such payment may not, however, exceed the amount which we may deduct for federal income tax purposes.  The agreement also provides that we will provide the executive officer with disability insurance in an amount equal at all times to at least one-half of his annual base salary.  The agreement provides further that, in the event of disability, we will pay the officer his full salary then in effect and continue all benefits then in effect for a period of one year from the date of termination.

We may terminate the officer under the terms of the agreement for cause, which, among other grounds for termination, includes: his breach of any material provision of the agreement; his engaging in misconduct (criminal, immoral or otherwise) that is materially injurious to the Bank; his failure to comply with provisions of law and regulations that is materially injurious to the Bank; his conviction of a felony or any crime of moral turpitude; his commission in the course of his employment of an act of fraud, embezzlement, theft or dishonesty, or any other illegal act or practice, which would constitute a crime, (whether or not resulting in criminal prosecution or conviction), or any act or practice that results in his becoming ineligible for coverage under our Bank’s banker’s blanket bond; or his being removed from office or prohibited from being affiliated with our Bank by the FDIC.  If we terminate the officer for cause, we have no obligation to make any further payments to him, but no vested rights would be affected.

The agreement provides that we may also terminate the officer other than for cause in our discretion or that of the Bank, but if we do so we must pay him the full annual compensation and other benefits provided for in the agreement for one year.

If the officer resigns within 24 months following a change in control of our Bank or our Company, he will be entitled to the compensation and benefits described below, but only if such resignation is preceded by either (i) any material decrease, or series of decreases in the nature or scope of the officer’s duties, responsibilities and authorities, which, taken as a whole, are material, without the written consent of the officer as to each and every such decrease, from the greater of those duties, responsibilities or authorities being exercised and performed by the officer immediately after the date of the execution of the agreement, or those being exercised and performed immediately prior to the reduction or series of reductions thereof; or (ii) any attempt by our Bank or our Company to relocate the officer to a location outside of South Carolina without his written consent given not more than one year prior thereto.

The compensation and benefits that we would be required to pay and provide to an officer in connection with a resignation as described in the paragraph above would be a lump sum payment equal to three times his annual salary, and benefits for a period of three years from the date of termination.  Such payments are required to be made and such benefits are required to be provided notwithstanding any other employment obtained by the officer.  Such payments may not, however, exceed the amount which we may deduct for federal income tax purposes.

The agreement also provides that, if we terminate an officer other than for cause or if an officer resigns after a change of control following the event(s) described in the two paragraphs above, his outstanding stock options and stock appreciation rights, and any and all rights under performance stock award plans, restricted stock plans and any other stock option, or incentive stock plans shall become immediately and fully exercisable for a period of 60 days following the last payment required by the agreement to be made by our Bank or our Company to the officer, except that no such option or right shall be exercisable after the termination date of such option or right. These provisions are in addition to the officer’s rights granted in connection with such stock options or other rights, and such rights and options shall continue to be exercisable pursuant to their terms and their governing plans.

All amounts we are required to pay under the agreement must be paid without notice or demand. The agreement does not require the executive officers to seek other employment in mitigation of the amounts payable or arrangements made under any provision of the agreement.  Nevertheless, if an executive officer obtains any such other employment, our Bank’s and our Company’s obligations to make the payments and provide the benefits required to be paid and provided under the agreement would be reduced by an amount equal to the payments or benefits received from such other employment and the executive officer would be required to promptly notify us or the Bank of his employment and receipts therefrom.

Other provisions of the agreement require the officer to maintain the confidentiality of information obtained from us during employment with us and for so long thereafter as we, in our sole opinion, deem that it remains proprietary and confidential, and prohibit the officer from competing with us or soliciting our customers for a period of twelve months after termination of employment by the officer for other than “good reason” or for the period during which payments are being made to him pursuant to the agreement, whichever is longer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTHCOAST FINANCIAL CORPORATION
(Registrant)

Date: February 13, 2015	By:	/s/ William C. Heslop
William C. Heslop
Senior Vice President and Chief Financial Officer

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